UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008 (December 17, 2007)

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6541

Delaware	13-2646102
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

667 Madison Avenue, New York, NY 10065-8087

(Address of principal executive offices, including zip code)

(212) 521-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report on Form 8-K/A amends the report on Form 8-K of Loews Corporation originally filed with the Securities and Exchange Commission on December 17, 2007, which was first amended on February 19, 2008. The purpose of this amendment is solely to change the EDGAR filing code to the code for a pre-commencement communication pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934.

Item 8.01. Other Events.

On December 17, 2007, the registrant issued a press release announcing that its Board of Directors had approved a plan to spin-off its entire ownership interest in its subsidiary, Lorillard, Inc., to holders of the registrant’s Carolina Group stock and Loews common stock in a tax-free transaction, subject to certain conditions.

A copy of the registrant’s press release is filed as Exhibit 99.1 to this report, and is incorporated by reference into this Item 8.01.

This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The exchange offer for the outstanding shares of common stock of Loews Corporation described in this Current Report has not commenced. At the time the contemplated exchange offer commences, Loews Corporation will file an exchange offer statement on Schedule TO with the Securities and Exchange Commission. Investors and stockholders of Loews Corporation are strongly advised to read the exchange offer statement (including the offer to purchase, letter of transmittal and other offer documents) because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents will be made available to all stockholders of Loews Corporation at no expense to them. These documents will also be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit Reference Number	Exhibit Description

99.1	Loews Corporation press release, issued December 17, 2007, announcing the approval of a plan to spin off Lorillard, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loews Corporation
(Registrant)

Dated:	March 6, 2008	By:	/s/ Gary W. Garson
Gary W. Garson Senior Vice President, General Counsel and Secretary